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                                                                 Exhibit 23 (ii)

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the references to our firm and to our audit letter dated March 4, 1999, of the estimates of the proved reserves of KCS Energy, Inc. in the KCS Medallion Resources, Inc.; KCS Mountain Resources, Inc.; KCS Resources, Inc.; and KCS Michigan Resources, Inc. properties, as of December 31, 1998 in the Annual Report Form 10-K of KCS Energy, Inc. for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission in Washington, D.C. pursuant to the Securities Exchange Act of 1934.

                                         Netherland, Sewell and Associates, Inc.

Houston, Texas
March 25, 1999